As filed with the Securities and Exchange Commission on July 14, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DUOS TECHNOLOGIES GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	65-0493217
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7660 Centurion Parkway, Suite 100

Jacksonville, FL 32256

(904) 296-2807

(Address of Principal Executive Offices, Including Zip Code)

Employee Stock Purchase Plan

(Full Title of the Plan)

Andrew W. Murphy
Chief Financial Officer
Duos Technologies Group, Inc.
7660 Centurion Parkway, Suite 100

Jacksonville, FL 32256

(Name and Address of Agent for Service)

(904) 296-2807

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

J. Thomas Cookson, Esq.

Shutts &Bowen LLP

200 South Biscayne Boulevard, Suite 4100

Miami, FL 33131

(305) 358-6300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Part I
information required in the section 10(a) prospectus

(a)       The documents containing the information specified in Part I of this registration statement on Form S-8 (this “Registration Statement”) will be delivered to participants in the Employee Stock Purchase Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the instructions to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “SEC”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

(b)       Upon written or oral request, Duos Technologies Group, Inc. (the “Company”) will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to participants pursuant to Rule 428(b). Requests for the above-mentioned information should be directed to the address on the cover of this Registration Statement.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

  The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed March 31, 2023;
  The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed May 15, 2023;
  The Company’s Current Reports on Form 8-K filed January 3, 2023, March 29, 2023, May 19, 2023 and June 28, 2023;
  The Company’s definitive Proxy Statement for its Annual Meeting of Shareholders, filed April 7, 2023; and
  The description of the Company’s common stock contained in Exhibit 4.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 31, 2022, including any amendments or reports filed for the purpose of updating such description.

All documents, reports, or definitive proxy or information statements subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in,  or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to the applicable section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the Board of Directors deems appropriate.

Our Amended and Restated Articles of Incorporation provide that we shall indemnify our officers and directors (and other employees and agents if approved in writing by the Board of Directors) to the fullest extent authorized or permitted by law, as it existed when the Amended and Restated Article of Incorporation were adopted or as it may thereafter be amended. Such right to indemnification shall continue as to a person who has ceased to be a director or officer (and, if applicable, other employee or agent) and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, we shall not be obligated to indemnify any such person (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our Board of Directors.

The Amended and Restated Articles of Incorporation also provide that such right of indemnification shall be a contract right and shall include the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition only upon our receipt of an undertaking, by or on behalf of such director or officer, to repay such amounts if it should be ultimately determined that he or she is not entitled to be indemnified by us as authorized by the Amended and Restated Articles of Incorporation.

The rights to indemnification and to the advance of expenses conferred in the Amended and Restated Articles of Incorporation are not exclusive of any other right which and person may have or hereafter acquire under the Amended and Restated Articles of Incorporation, the Bylaws, any statute, agreement, vote of shareholders or disinterested directors or otherwise.

Any repeal or modification of the applicable provisions of the Amended and Restated Articles of Incorporation shall not adversely affect any rights to indemnification and to the advancement of expenses as a director or officer existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Business Corporation Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our charter documents and Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

4.1	Amendment to Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 13, 2015).
4.2	Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 7, 2015).
4.3	Amended and Restated By-Laws, as amended (incorporated herein by reference to Exhibit 3.3 to the Company's Registration Statement on Form S-1/A (No. 333-256110) filed on May 28, 2021).
4.4	Articles of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on April 28, 2017).
4.5	Articles of Amendment to Articles of Incorporation Designation of Series B Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on November 29, 2017).
4.6	Certificate of Amendment to Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on January 15, 2020).
4.7	Articles of Amendment to Articles of Incorporation Designation of Series C Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 1, 2021).
4.8	Amendments to Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.8 to the Company’s Current Report on Form 8-K filed on May 18, 2021).
4.9	Articles of Amendment to Articles of Incorporation Designation of Series D Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 3, 2022).
4.10	Articles of Amendment to Articles of Incorporation Designation of Series E Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 29, 2023).
5.1	Opinion of Shutts & Bowen LLP, counsel to the Company.
23.1	Consent of Shutts & Bowen LLP (included in Exhibit 5.1).
23.2	Consent of Salberg & Company, P.A.
24.1	Power of Attorney (included on the signature page of this Registration Statement).
99.1*	Duos Technologies Group, Inc. Employee Stock Purchase Plan (incorporated herein by reference from Exhibit B to the Company’s Proxy Statement on Schedule 14A filed on April 7, 2023).
107	Filing Fee Table

* Indicates management contract or compensatory plan or arrangement.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this Item do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on July 14, 2023.

DUOS TECHNOLOGIES GROUP, INC.

By:	/s/ Charles P. Ferry
Charles P. Ferry
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CHARLES P. FERRY his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Charles P. Ferry	Chief Executive Officer, Director	July 14, 2023
CHARLES P. FERRY	(Principal Executive Officer)

/s/ Andrew W. Murphy	Chief Financial Officer	July 14, 2023
ANDREW W. MURPHY	(Principal Financial Officer and Principal Accounting Officer)

/s/ Ned Mavrommatis	Director
NED MAVROMMATIS		July 14, 2023

/s/ James Craig Nixon	Director
JAMES CRAIG NIXON		July 14, 2023

/s/ Kenneth Ehrman	Chairman of the Board
KENNETH EHRMAN		July 14, 2023